Exhibit 1(ww)

BLACKROCK VARIABLE SERIES FUNDS, INC.

ARTICLES SUPPLEMENTARY

BLACKROCK VARIABLE SERIES FUNDS, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-ended company under the Investment Company Act of 1940, as amended, with the authority to issue Fourteen Billion Three Hundred Ten Million (14,310,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock 60/40 Target Allocation ETF V.I. Fund
Class I	100,000,000
Class III	100,000,000
BlackRock Advantage Large Cap Core V.I. Fund
Class I	200,000,000
Class II	100,000,000
Class III	100,000,000
BlackRock Advantage Large Cap Value V.I. Fund
Class I	100,000,000
Class II	100,000,000
Class III	100,000,000
BlackRock Advantage U.S. Total Market V.I. Fund
Class I	100,000,000
Class II	100,000,000
Class III	10,000,000
BlackRock Basic Value V.I. Fund
Class I	300,000,000
Class II	100,000,000
Class III	100,000,000
BlackRock Capital Appreciation V.I. Fund
Class I	100,000,000
Class III	100,000,000
BlackRock Equity Dividend V.I. Fund
Class I	100,000,000
Class III	100,000,000
BlackRock Global Allocation V.I. Fund
Class I	400,000,000
Class II	200,000,000
Class III	1,500,000,000
BlackRock Government Money Market V.I. Fund
Class I	3,300,000,000

BlackRock International V.I. Fund
Class I	100,000,000
BlackRock International Index V.I. Fund
Class I	100,000,000
BlackRock Large Cap Focus Growth V.I. Fund
Class I	100,000,000
Class III	100,000,000
BlackRock Managed Volatility V.I. Fund
Class I	100,000,000
Class III	100,000,000
BlackRock S&P 500 Index V.I. Fund
Class I	300,000,000
Class II	100,000,000
Class III	100,000,000
BlackRock Small Cap Index V.I. Fund
Class I	100,000,000
Total:	8,610,000,000

The remainder of the authorized capital stock of the Corporation, Five Billion Seven Hundred Million (5,700,000,000) shares, is not designated or classified as to any class or series. All shares of capital stock of the Corporation have a par value of Ten Cents ($0.10) per share and an aggregate par value of One Billion Four Hundred Thirty-One Million Dollars ($1,431,000,000).

SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s charter, the Board of Directors hereby classifies (a) Ten Million (10,000,000) authorized but unissued shares of the Corporation’s common stock, without designation as to class or series, as Class III Common Stock of BlackRock International Index V.I. Fund and (b) Ten Million (10,000,000) authorized but unissued shares of the Corporation’s common stock, without designation as to class or series, as Class III Common Stock of BlackRock Small Cap Index V.I. Fund.

THIRD: After the classification of authorized but unissued shares of capital stock of the Corporation as set forth herein, the Corporation will have the authority to issue Fourteen Billion Three Hundred Ten Million (14,310,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock 60/40 Target Allocation ETF V.I. Fund
Class I	100,000,000
Class III	100,000,000
BlackRock Advantage Large Cap Core V.I. Fund
Class I	200,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock Advantage Large Cap Value V.I. Fund
Class I	100,000,000
Class II	100,000,000
Class III	100,000,000
BlackRock Advantage U.S. Total Market V.I. Fund
Class I	100,000,000
Class II	100,000,000
Class III	10,000,000
BlackRock Basic Value V.I. Fund
Class I	300,000,000
Class II	100,000,000
Class III	100,000,000
BlackRock Capital Appreciation V.I. Fund
Class I	100,000,000
Class III	100,000,000
BlackRock Equity Dividend V.I. Fund
Class I	100,000,000
Class III	100,000,000
BlackRock Global Allocation V.I. Fund
Class I	400,000,000
Class II	200,000,000
Class III	1,500,000,000
BlackRock Government Money Market V.I. Fund
Class I	3,300,000,000
BlackRock International V.I. Fund
Class I	100,000,000
BlackRock International Index V.I. Fund
Class I	100,000,000
Class III	10,000,000
BlackRock Large Cap Focus Growth V.I. Fund
Class I	100,000,000
Class III	100,000,000
BlackRock Managed Volatility V.I. Fund
Class I	100,000,000
Class III	100,000,000
BlackRock S&P 500 Index V.I. Fund
Class I	300,000,000
Class II	100,000,000
Class III	100,000,000
BlackRock Small Cap Index V.I. Fund
Class I	100,000,000
Class III	10,000,000
Total:	8,630,000,000

The remainder of the authorized capital stock of the Corporation, Five Billion Six Hundred Eighty Million (5,680,000,000) shares, is not designated or classified as to any class or series. All shares of capital stock of the Corporation will have a par value of Ten Cents ($0.10) per share and an aggregate par value of One Billion Four Hundred Thirty-One Million Dollars ($1,431,000,000).

FOURTH: All of the shares of the Corporation’s capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation’s charter.

[signatures on the next page]

IN WITNESS WHEREOF, BLACKROCK VARIABLE SERIES FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 2nd day of February 2021.

ATTEST:	BLACKROCK VARIABLE SERIES FUNDS, INC.

/s/ Janey Ahn	By:	/s/ John M. Perlowski
Janey Ahn		John M. Perlowski
Secretary		President and Chief Executive Officer